Exhibit 10.5

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is made as of April 5, 2019, by THE ENTITIES LISTED ON SCHEDULE I, (each, an “Individual Borrower” and collectively, together with their respective permitted successors and assigns, “Borrower”), each having its principal place of business at c/o Hospitality Investors Trust, Inc., 3950 University Drive, Fairfax, Virginia 22030, HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, and hOSPITALITY INVESTORS TRUST, INC., a Maryland corporation, each having an office at c/o Hospitality Investors Trust, Inc., 3950 University Drive, Fairfax, Virginia 22030 (each, a “Non-Borrower Indemnitor”, and together with their respective permitted successors and assigns, collectively, “Non-Borrower Indemnitors”; and together with Borrower, “Indemnitors”, and each, an “Indemnitor”), in favor of DEUTSCHE BANK AG, NEW YORK BRANCH, a branch of Deutsche Bank AG, a German bank authorized by the New York Department of Financial Services, having an address at 60 Wall Street, 10th Floor, New York, New York 10005 (together with its successors and/or assigns, “Indemnitee”) and the other Indemnified Parties (defined below).

RECITALS

1.       Indemnitee is prepared to make a loan (the “Loan”) to Borrower in the principal amount of $46,099,000.00 pursuant to a Loan Agreement of even date herewith between Borrower, Operating Lessee and Indemnitee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), and the Mortgages encumbering the Properties. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

2.       Pursuant to that certain Lease Agreement by and between Individual Borrower and Operating Lessee (as the same may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time), Operating Lessee has agreed to lease and operate the Property.

3.       Each Indemnitor acknowledges receipt and approval of copies of the Loan Documents.

4.       Each Non-Borrower Indemnitor acknowledges that it owns, either directly or indirectly, a beneficial interest in Borrower and Operating Lessee and, as a result of such beneficial interest, will receive substantial economic and other benefits from Indemnitee making the Loan to Borrower.

5.       Indemnitee is unwilling to make the Loan unless Indemnitors agree to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

6.       Indemnitors are entering into this Agreement to induce Indemnitee to make the Loan.

Environmental Indemnity Agreement

AGREEMENT

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby represent, warrant, covenant and agree for the benefit of the Indemnified Parties as follows:

1.       Environmental Representations and Warranties. Except as otherwise disclosed by those reports listed on Schedule II attached hereto and made a part hereof in respect of the Properties (referred to below collectively as the “Environmental Reports”), copies of which have been provided to Indemnitee, to Indemnitor’s knowledge and except as would not have a material adverse effect individually or in the aggregate on the business or condition (financial or otherwise) of Borrower or any Individual Borrower, (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on or under any Individual Property, except those that are both (i) in compliance with all Environmental Laws (defined below) and with any necessary permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing pursuant to the Environmental Reports; (b) there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, under or from any Individual Property which have not been remediated as required under Environmental Laws; (c) there is no threat of any Release of Hazardous Substances migrating to any Individual Property; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any Individual Property which has not been remediated as required under Environmental Laws; (e) none of Indemnitors know of, or have received, any written or oral notice or other communication from any Person (including, but not limited to, any Governmental Authority) relating to any Release or Remediation (defined below) of any Hazardous Substance, of possible liability of any Indemnitor pursuant to any Environmental Law, any other environmental conditions in connection with any Individual Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; (f) no Toxic Mold (as defined below) is present in the indoor air of any Individual Property at concentrations for which any Legal Requirement applicable to such Individual Property requires removal thereof by remediation professionals, and Indemnitors are not aware of any conditions at any Individual Property that are likely to result in the presence of Toxic Mold in the indoor air at concentrations for which any Legal Requirement applicable to such Individual Property would require such removal; and (g) Indemnitors have truthfully and fully provided to Indemnitee, in writing, any and all material information relating to conditions in, on, under or from each Individual Property that is actually known to any Indemnitor and that is contained in the files and records of any Indemnitor, including, but not limited, to any reports relating to Hazardous Substances in, on, under or from each Individual Property and/or to the environmental condition of each Individual Property.

-2-	Environmental Indemnity Agreement

2.       Environmental Covenants. Each Indemnitor covenants and agrees that (a) all uses and operations on or of each Individual Property, whether by any of the Indemnitors or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from any Individual Property (except in compliance with all applicable Environmental Laws and with permits issued pursuant thereto); (c) there shall be no Hazardous Substances in, on or under any Individual Property, except those that are both (i) in compliance with all applicable Environmental Laws and with any necessary permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing; (d) Indemnitors shall keep each Individual Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of any of the Indemnitors or any other Person (the “Environmental Liens”); provided, that after prior notice to Indemnitee, Indemnitors, at their own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Environmental Liens, provided that (1) no Event of Default has occurred and remains uncured, (2) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances, (3) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (4) Indemnitors shall promptly upon final determination thereof pay the amount of any such Environmental Liens, together with all costs, interest and penalties which may be payable in connection therewith, (5) to insure the payment of such Environmental Liens, Indemnitors shall deliver to Indemnitee either (A) cash, or other security as may be approved by Indemnitee, in an amount equal to one hundred ten percent (110%) of the contested amount if such contested amount will be less than one million dollars ($1,000,000) or one hundred twenty five percent (125%) of such contested amount if such contested amount will be equal to or greater than ($1,000,000), or (B) a payment and performance bond in an amount equal to one hundred percent (100%) of the contested amount from a surety acceptable to Indemnitee in its reasonable discretion, (6) failure to pay such Environmental Liens will not subject Indemnitee to any civil or criminal liability, (7) such contest shall not affect the ownership, use or occupancy of any Individual Property, and (8) Indemnitors shall, upon request by Indemnitee, give Indemnitee prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (1) through (7) of this Section 2(d); (e) Indemnitors shall, at their sole cost and expense, fully and in a timely manner cooperate in all activities pursuant to Section 3 of this Agreement, including, but not limited to, providing all relevant information and making knowledgeable Persons available for interviews upon reasonable advance written request and at reasonable times and places; (f) Indemnitors shall, at their sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with any Individual Property, pursuant to any reasonable written request of Indemnitee made in consideration of any environmental event or condition reasonably believed by Indemnitee to have occurred or to exist at any Individual Property (which request shall briefly describe the basis for Indemnitee’s belief) (including, but not limited to, sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas, such assessment or investigation to be in scope and nature appropriate to the suspected event or condition) that would be reasonably expected to have an adverse effect on any Individual Property or on the business or condition (financial or otherwise) of Borrower, and share with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Indemnitors shall, at their sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate any required Remediation of any condition (including, but not limited to, a Release of a Hazardous Substance) in, on, under or from any Individual Property; (ii) comply with any applicable Environmental Law; and/or (iii) comply with any directive from any Governmental Authority having jurisdiction over the applicable Individual Property requiring any action relating to any environmental condition in, on, under, from or migrating toward such Individual Property; provided, that with respect to clauses (g)(ii) and (iii), after notice to Indemnitee, Indemnitors, at their own expense, may suspend, or cause to be suspended, such compliance and contest, or cause to be contested by appropriate legal proceeding, conducted in good faith and with due diligence, the applicability of any Environmental Law, provided that (1) no Event of Default has occurred and remains uncured, (2) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances, (3) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (4) Indemnitors shall promptly upon final determination thereof take all acts then necessary to comply with such Environmental Law, together with the payment of all costs, interest and penalties which may be payable in connection therewith, (5) to insure the performance of such legal obligations and the payment of all related costs, Indemnitors shall deliver to Indemnitee either (A) cash, or other security as may be approved by Indemnitee, in an amount equal to one hundred ten percent (110%) of the maximum costs and expenses that are reasonably expected to be incurred in connection with such proceeding, including costs of compliance if Indemnitors are required to do so (collectively, the “Maximum Cost”) if such Maximum Cost is less than one million dollars ($1,000,000) or one hundred twenty five percent (125%) of the Maximum Cost if such Maximum Cost is equal to or greater than one million dollars ($1,000,000), or (B) a payment and performance bond in an amount equal to one hundred percent (100%) of the Maximum Cost from a surety acceptable to Indemnitee in its reasonable discretion, (6) failure to comply with such Environmental Laws will not subject Indemnitee to any civil or criminal liability, (7) such contest shall not affect the ownership, use or occupancy of any Individual Property, and (8) Indemnitors shall, upon request by Indemnitee, give Indemnitee prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (1) through (7) of this Section 2(g); (h) none of the Indemnitors shall do or knowingly allow any tenant or other user of any Individual Property to do any act that is in non-compliance with any applicable Environmental Law, impairs or may impair the value of any Individual Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste or violates any covenant, condition, agreement or easement applicable to any Individual Property; (i) if following the date hereof, it is determined that any Individual Property contains paint containing more than 0.5% lead by dry weight (“Lead Based Paint”), present in violation of any Environmental Law and not previously disclosed in the Environmental Reports, Indemnitors agree, at their sole cost and expense and within forty-five (45) days thereafter, to cause to be prepared an assessment report describing the location and condition of the Lead Based Paint (a “Lead Based Paint Report”), prepared by an expert, and in form, scope and substance, acceptable to Indemnitee; (j) if following the date hereof, it is determined that any Individual Property contains asbestos or asbestos-containing material (“Asbestos”) present in violation of any Environmental Law and not previously disclosed in the Environmental Reports, Borrower shall at their sole cost and expense and within forty-five (45) days thereafter, to cause to be prepared an assessment report describing the location and condition of the Asbestos (an “Asbestos Report”), prepared by an expert, and in form, scope and substance, acceptable to Indemnitee; (k) if a Lead Based Paint Report or Asbestos Report is required to be prepared pursuant to clauses (i) or (j) of this Section 2, on or before thirty (30) days following the preparation of such report, Indemnitors shall, at their sole cost and expense, develop and implement an operations and maintenance plan to manage such condition(s) on the applicable Individual Property, which plan shall be prepared by an expert, and be in form, scope and substance, acceptable to Indemnitee (together with any Lead Based Paint Report and/or Asbestos Report, as applicable, the “O&M Plan”), and if an O&M Plan has been prepared prior to the date hereof, Indemnitors agree to diligently and continually carry out (or cause to be carried out) the provisions thereof, it being understood and agreed that compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws; (l) in the event that any inspection or audit reveals the presence of Toxic Mold in the indoor air of any Individual Property at concentrations for which any Legal Requirement applicable to such Individual Property requires removal thereof by remediation professionals, Indemnitors shall promptly remediate the Toxic Mold and perform post-remedial clearance sampling in accordance with said Legal Requirement and applicable Environmental Law, following which abatement of the Toxic Mold, Indemnitors shall prepare and implement an Operations and Maintenance Plan for Toxic Mold and Moisture reasonably acceptable to Indemnitee and in accordance with the guidelines issued by the National Multi Housing Council; and (m) Indemnitors shall promptly notify Indemnitee in writing of (A) any presence or Release or threatened Release of Hazardous Substances in, on, under, from or migrating towards any Individual Property in material violation of, or as might be reasonably expected to result in material liability under, any Environmental Law; (B)  material non-compliance with any Environmental Laws related in any way to any Individual Property; (C) any actual or threatened Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to any Individual Property; and/or (E) any written or oral notice or other communication of which any Indemnitor becomes aware from any source whatsoever (including, but not limited to, any Governmental Authority) relating to a material or unlawful Release, or threatened Release, of Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law concerning any Individual Property or the Property, other environmental conditions in connection with any Individual Property or any actual or threatened administrative or judicial proceedings in connection with any environmental matters referred to in this Agreement.

-3-	Environmental Indemnity Agreement

3.       Indemnified Rights/Cooperation and Access. In the event the Indemnified Parties have a reasonable basis to believe that an environmental hazard exists on any Individual Property, other than conditions expressly disclosed in the Environmental Reports, that does not (a) endanger any tenants or other occupants of such Individual Property or their guests or the general public, or (b) materially and adversely affect the value of such Individual Property, upon reasonable written notice from the Indemnitee, describing in reasonable detail the basis for such belief, Indemnitors shall, at Indemnitors’ sole cost and expense, promptly cause an engineer or consultant reasonably satisfactory to the Indemnified Parties to conduct an environmental assessment or audit of such hazard (the scope of which shall be determined in the reasonable discretion of the Indemnified Parties) and take any samples of soil, groundwater or other water, air or building materials or any other invasive testing reasonably determined by Indemnitee to be required to assess such condition and promptly deliver to Indemnitee the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Indemnitee within a reasonable period or if the Indemnified Parties have reason to believe that an environmental hazard exists on such Individual Property that endangers any tenant or other occupant of such Individual Property or their guests or the general public or may materially and adversely affect the value of such Individual Property, upon reasonable notice to Indemnitors, the Indemnified Parties and any other Person designated by the Indemnified Parties, including, but not limited to, any receiver, any representative of any Governmental Authority and/or any environmental consultant, shall have the right, but not the obligation, to enter upon such Individual Property at all reasonable times (subject to the rights of tenants) to assess any and all aspects of the environmental condition of such Individual Property and its use, including, but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in the sole, but good faith discretion of the Indemnified Parties) and taking samples of soil, groundwater or other water, air or building materials and reasonably conducting other invasive testing, reasonably determined by the Indemnified Parties to be required to assess the condition. Indemnitors shall cooperate with and provide, upon advance notice to each of them, the Indemnified Parties and any such Person designated by the Indemnified Parties with access to each Individual Property.

-4-	Environmental Indemnity Agreement

4.       Indemnification. Indemnitors covenant and agree, at their sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon, or incurred by, or asserted against, any Indemnified Parties and directly or indirectly arising out of or relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above or under any Individual Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from any Individual Property; (c) any activity by any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of any Individual Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from such Individual Property of any Hazardous Substances at any time located in, under, on or above such Individual Property; (d) any activity by any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of any Individual Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above such Individual Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to, any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violation of any Environmental Law (or of any permit issued pursuant to any Environmental Law) in connection with any Individual Property or operations thereon, including, but not limited to, any failure by any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of such Individual Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering any Individual Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) [intentionally omitted]; (i) any acts of any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of any Individual Property in arranging for the disposal or treatment, or arranging with a transporter for transport for the disposal or treatment, of Hazardous Substances in, on, above or under any Individual Property at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of any Individual Property in accepting any Hazardous Substances in, on, above or under any Individual Property for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death or property or other damage arising under any statutory or common law or tort law theory, in each case, with respect to environmental matters concerning any Individual Property, including, but not limited to, damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near any Individual Property; and (l) any misrepresentation or inaccuracy in any representation or warranty contained in this Agreement or material breach or failure to perform any covenants or other obligations pursuant to this Agreement. In addition, the Indemnitors hereby covenant and agree to pay for and perform the Environmental Work in excess of $1,000,000.

-5-	Environmental Indemnity Agreement

Notwithstanding the provisions of this Agreement to the contrary, the foregoing indemnity shall not apply to Losses caused solely by the gross negligence or willful misconduct of any Indemnified Party.

5.       Duty to Defend and Attorneys’ and Other Fees and Expenses. Upon written request by any Indemnified Party, Indemnitors shall defend such Indemnified Party(ies) against any claim for which indemnification is required hereunder (if requested by any Indemnified Party, in the name of the Indemnified Party), by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in a claim include an Indemnitor (or any affiliate of an Indemnitor) and any Indemnified Party shall have reasonably concluded that (A) there are legal defenses available to it that are materially different from or in addition to those available to such Indemnitor (or such Affiliate of such Indemnitor), or (B) the use of the attorneys engaged by such Indemnitor (or such affiliate of Indemnitor) would present such attorneys with a conflict of interest, Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding; provided that no compromise or settlement shall be entered without Indemnitors’ consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitors shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of the reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

6.       Definitions. As used in this Agreement, the following terms shall have the following meanings:

The term “Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances and/or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act; and those relating to Lead Based Paint. The term “Environmental Laws” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of any Individual Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such property; imposing conditions or requirements in connection with environmental permits or other environmental authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the physical condition or use of any Individual Property; and relating to wrongful death, personal injury or property or other damage in connection with any physical condition or use of any Individual Property.

-6-	Environmental Indemnity Agreement

The term “Hazardous Substances” includes, but is not limited to, any and all substances (whether solid, liquid or gas) defined, listed or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, and lead-containing materials, radon, radioactive materials, flammables and explosives, Lead Based Paint and Toxic Mold. Notwithstanding anything to the contrary contained herein, the term “Hazardous Substances” will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily used or stored in similar properties, including, without limitation substances used for the purposes of cleaning, maintenance, or operations, substances typically used in construction, and typical products used in properties like the Properties, and which are otherwise in compliance with all Environmental Laws. Furthermore, the term “Hazardous Substances” will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily stocked and sold by tenants operating retail businesses of the types operated by the Tenants and which are otherwise in compliance with all Environmental Laws.

The term “Indemnified Parties” includes Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors (as hereinafter defined) and/or prospective Investors, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or any Individual Property, whether during the term of the Loan or as a part of, or following a foreclosure of, the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee’s assets and business), but shall not include any Person who acquires the Property at any time after the completion of a foreclosure, sale by power of sale, or deed in lieu of foreclosure, and any Person claiming by, through or under such acquirer, in their capacity as such.

-7-	Environmental Indemnity Agreement

The term “Investors” means collectively, any purchaser, transferee, assignee, servicer, participant or investor or any credit rating agency.

The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

The term “Losses” includes any actual losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, reasonable fees of attorneys, engineers and environmental consultants and investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials and other materials and substances, whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

The term “Non-Borrower Indemnitor Affiliate” shall mean any Non-Borrower Indemnitor, and any Person that either (or both) (a) is in Control of, is Controlled by or is under common Control with (i) any Non-Borrower Indemnitor or (ii) any general partner or managing member of, or other Person or Persons Controlling, any Non-Borrower Indemnitor (each a “Clause (a) Person”), or (b) is either (1) a Person that owns directly or indirectly thirty-five percent (35%) or more of the direct or indirect equity interests in any Non-Borrower Indemnitor or any other Clause (a) Person, or (2) a Person with respect to which either (or a combination) of the Non-Borrower Indemnitors directly or indirectly owns thirty-five percent (35%) or more of the direct or indirect equity interests in such Person, or (3) a Person with respect to which any combination of Non-Borrower Indemnitors and Clause (a) Persons own, directly or indirectly, thirty-five percent (35%) or more of the direct or indirect voting equity interests in such Person; provided, however, that, notwithstanding the foregoing, (I) no Person shall be deemed to be a Non-Borrower Indemnitor Affiliate (x) to the extent Controlled by a Controlling Mezzanine Lender (as defined in the Guaranty) in the exercise of its Direct Control Remedies (as defined in the Guaranty) or (y) in connection with or by virtue solely of any direct or indirect interest in Transferee Borrower or Indirect Transferee and (II) in no event shall either Goldman Sachs Mortgage Company or GS Commercial Real Estate LP be deemed a Non-Borrower Indemnitor Affiliate. In addition to, and without limiting, the foregoing, if a direct or indirect interest in a Mezzanine Loan is held by a Non-Borrower Indemnitor Affiliate, the related Mezzanine Lender will be deemed a Non-Borrower Indemnitor Affiliate unless such Non-Borrower Indemnitor Affiliate is a Disabled Participant (as defined below) and one or more other holders of substantial interests in such Mezzanine Loan that are not Non-Borrower Indemnitor Affiliates control the administration of such Mezzanine Loan and the enforcement of the rights and remedies of such Mezzanine Lender. A Non-Borrower Indemnitor Affiliate is a “Disabled Participant” with respect to a Mezzanine Loan if it has no right to exercise any voting or other control rights with respect to such Mezzanine Loan (other than the right to approve amendments to the material economic terms of such Mezzanine Loan).

-8-	Environmental Indemnity Agreement

The term “Release” with respect to any Hazardous Substance includes, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

The term “Remediation” includes, but is not limited to, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance (including, with respect to Toxic Mold, providing any moisture control systems at any Individual Property); any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing or laboratory or other analysis or evaluation relating to any Hazardous Substances or to any environmental matter referred to herein.

The term “Toxic Mold” means fungi that reproduces through the release of spores or the splitting of cells or other means that may pose a risk to human health or the environment or negatively affect the value of any Individual Property, including, but not limited to, mold, mildew, fungi, fungal spores, fragments and metabolites such as mycotoxins and microbial volatile organic compounds.

7.       Unimpaired Liability. The liability of Indemnitors under this Agreement shall in no way be limited or impaired by, and each Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of, as applicable, the Note, the Loan Agreement, the Mortgage or any other Loan Document to or with Indemnitee by any one or more of the Individual Borrowers or any Person who succeeds anyone or more of the Individual Borrowers or any Person as owner of any Individual Property (subject to the express provisions of Section 9 hereof). In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents, (ii) unless a substitute Indemnitor acceptable to Indemnitee in accordance with the Loan Agreement has agreed in writing to be bound by the terms of this Agreement, but subject to Section 9 and Section 10 hereof, any sale or transfer of all or part of any Individual Property, or any sale or other assignment by any Non-Borrower Indemnitor of its direct or indirect ownership interests in any Individual Borrower, (iii) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents limiting Indemnitee’s recourse to the Properties or to any other security for the Note, or limiting Indemnitee’s rights to a deficiency judgment against any of the Indemnitors, (iv) the accuracy or inaccuracy of the representations and warranties made by Borrower, as applicable, under the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents or herein, (v) the release of any of the Indemnitors (including, if applicable, Borrower) or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents, by operation of law, Indemnitee’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note, or (vii) Indemnitee’s failure to record the Mortgage or file any of the UCC financing statements (or Indemnitee’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to any of the Indemnitors and with or without consideration.

-9-	Environmental Indemnity Agreement

8.       Enforcement. The Indemnified Parties may enforce the obligations of Indemnitors without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Mortgage or any other Loan Documents or any of portion of any Individual Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing or exercising any power of sale under the Mortgage or exercising any other rights and remedies thereunder, subject to the terms of the Loan Agreement. This Agreement is not collateral or security for the Obligations of Borrower pursuant to the Loan Agreement, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for such Obligations of Borrower pursuant to the Loan Agreement, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Mortgage or the Loan Agreement for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement to the contrary, the obligations of each Indemnitor pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement; and each Indemnitor expressly acknowledges and agrees that it is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Properties.

9.       Limitations on Liability of Non-Borrower Indemnitors.

(a)       Notwithstanding anything to the contrary herein or in the other Loan Documents, in the event of:

(i)       any foreclosure upon the Mezzanine Loan Default by the Mezzanine Lender that is not a Non-Borrower Indemnitor Affiliate of the direct ownership interests in Borrower pledged as collateral for the Mezzanine Loan pursuant to the Mezzanine Loan Documents, any transfer in lieu of foreclosure of the equity pledged as collateral for the Mezzanine Loan to, on behalf of or for the account of the Mezzanine Lender that is not a Non-Borrower Indemnitor Affiliate (any such foreclosure or transfer-in-lieu thereof, a “Mezzanine Divestment”), with the result that neither of the Non-Borrower Indemnitors nor any other Non-Borrower Indemnitor Affiliate (excluding any Loan Party who as a result of such Mezzanine Divestment is no longer Controlled by either of the Non-Borrower Indemnitors or any other Non-Borrower Indemnitor Affiliate) shall have Control of, any one or more of the Individual Borrowers (each such Individual Borrower, a “Divested Borrower”), or

(ii)       (A) any foreclosure (whether judicially or non-judicially by private sale or trustee’s sale) of any Mortgage, (B) any transfer in lieu of foreclosure to, on behalf of or for the account of Indemnitee or a receiver, trustee, liquidator, conservator or other third-party appointed by, on behalf of or for the account of Indemnitee taking control of any Individual Property (any such foreclosure, foreclosure sale, transfer in lieu of foreclosure or appointment, a “Mortgage Divestment”), with the result, in any such case, that neither of the Non-Borrower Indemnitors nor any other Non-Borrower Indemnitor Affiliate shall have the power to direct the management of, any one or more of the Properties thereby foreclosed, transferred or controlled (each such Property, a “Divested Property”),

-10-	Environmental Indemnity Agreement

then, in such cases, Non-Borrower Indemnitors shall not have any liability under the Loan Documents for any Losses arising from any circumstance, condition, action or event with respect to any such Divested Property or Divested Borrower first occurring after the date of the Mortgage Divestment or Mezzanine Divestment, as applicable, and not caused by the acts of either of the Non-Borrower Indemnitors or any other Non-Borrower Indemnitor Affiliate, or any Loan Party (excluding any Loan Party who as a result of a Mezzanine Divestment is no longer Controlled by either of the Non-Borrower Indemnitors or any other Non-Borrower Indemnitor Affiliate); provided that Non-Borrower Indemnitors shall remain liable hereunder for any Losses to the extent arising from any action or event occurring with respect to any such Divested Property or Divested Borrower prior to the date of the Mortgage Divestment or Mezzanine Divestment, as applicable.

(b)       In the event that a Permitted Direct Assumption or Permitted Indirect Assumption, shall occur in accordance with Section 7.1 of the Loan Agreement, and Indemnitee receives in connection therewith a replacement guaranty and replacement environmental indemnity (collectively, the “Assumption Replacement Guaranty”) in satisfaction of the condition in Section 7.1(a)(xiii) or Section 7.1(b)(xi) of the Loan Agreement, as applicable, Indemnitee shall execute and deliver a release of Non-Borrower Indemnitors for any Losses arising from any circumstance, condition, action or event first occurring after the effective date of such Assumption Replacement Guaranty (the “Assumption Release Date”) to the extent the same is not caused by either of the Non-Borrower Indemnitors or any Non-Borrower Indemnitor Affiliate (it being understood that circumstances, conditions, actions or events caused by or on behalf of any Transferee Borrower or Indirect Transferee shall be deemed to not have been caused by any Non-Borrower Indemnitor or any Non-Borrower Indemnitor Affiliate); provided, however, that Non-Borrower Indemnitors shall remain liable hereunder for any Losses arising from any action or event occurring prior to the Assumption Release Date.

(c)       In the event that a Mezzanine Loan Default shall exist with respect to the Mezzanine Loan and the Mezzanine Lender is not a Non-Borrower Indemnitor Affiliate and the Mezzanine Lender, pursuant to the exercise of remedies under the Mezzanine Loan Documents, (i) exercises direct voting Control, by power of attorney or other exercise of voting power with respect to the ownership interests of the applicable Individual Borrower pledged to the Mezzanine Lender as collateral for the Mezzanine Loan under the Mezzanine Loan Documents, of such ownership interests in the applicable Individual Borrower so pledged as collateral for the Mezzanine Loan, or (ii) appoints a receiver, trustee, liquidator, conservator or other third-party that is not a Non-Borrower Indemnitor Affiliate to take control of the equity pledged as collateral for the Mezzanine Loan (the “Direct Control Remedies”, and the Mezzanine Lender, or such receiver, trustee, liquidator, conservator or other third-party appointed by the Mezzanine Lender, exercising such Direct Control Remedies, the “Controlling Mezzanine Lender”), Non-Borrower Indemnitors shall not have liability hereunder for the actions that such Controlling Mezzanine Lender, in the exercise of its Direct Control Remedies, causes any Borrower to take (“Mezzanine Lender Controlled Actions”) if such Mezzanine Lender Controlled Actions are taken without consent of or collusion with, either of the Non-Borrower Indemnitors or any Non-Borrower Indemnitor Affiliate.

-11-	Environmental Indemnity Agreement

10.      Survival. Except as expressly provided to the contrary in Section 9 hereof, the obligations and liabilities of each Indemnitor under this Agreement shall fully survive indefinitely, notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale or delivery of a deed in lieu of foreclosure of the Mortgage. Notwithstanding the foregoing, the indemnification obligations of Indemnitor hereunder shall terminate three (3) years after the payment in full (or, if later, after delivery of the Environmental Report described in this sentence), in accordance with the Loan Agreement, of the Debt solely as to an Individual Property as to which at the time of such payment (or at any time thereafter) Indemnitee has been furnished an updated Environmental Report in form and substance, and from an environmental consultant, reasonably acceptable to Indemnitee and acceptable to the Rating Agencies, which updated Environmental Report discloses, as of the date of such repayment (or, if later, the date of the delivery thereof), no actual or threatened (other than as disclosed in the Environmental Report delivered to Indemnitee by Indemnitor in connection with the origination of the Loan) (A) non-compliance with or violation of applicable Environmental Laws (or permits issued pursuant to Environmental Laws) in connection with any Individual Property or operations thereon, which has not been cured in accordance with applicable Environmental Laws, (B) Environmental Liens encumbering any Individual Property, (C) administrative processes or proceedings or judicial proceedings concerning any environmental matter addressed in this Agreement, or (D) unlawful presence or Release of Hazardous Substances in, on, above or under any Individual Property that has not been fully remediated as required by applicable Environmental Laws.

11.      Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at the Default Rate.

12.      Waivers.

(a)       Each Indemnitor hereby waives and relinquishes (i) any right or claim of right to cause a marshaling of any Indemnitor’s assets or to cause Indemnitee or any other Indemnified Party to proceed against any of the security for the Loan before proceeding under this Agreement against any Indemnitor; (ii) all rights and remedies accorded by applicable law to indemnitors or guarantors generally, including any rights of subrogation which any Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or any other Indemnified Party; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or any other Indemnified Party; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, each Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Obligations until the Debt shall have been paid in full.

-12-	Environmental Indemnity Agreement

(b)       EACH INDEMNITOR AND EACH INDEMNIFIED PARTY, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH INDEMNITOR AND INDEMNIFIED PARTY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH INDEMNITOR AND INDEMNIFIED PARTY.

13.       Subrogation. Each Indemnitor hereby agrees that it shall take any and all commercially reasonable actions, including the institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Substances at, in, on, under or near any Individual Property or otherwise obligated by law to bear the cost. The Indemnified Parties shall be and hereby are subrogated to all of each Indemnitor’s rights now or hereafter in such claims.

14.       Indemnitors’ Representations and Warranties. Each Indemnitor represents and warrants that:

(a)       it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by such Indemnitor has been duly and validly authorized; and all requisite action has been taken by such Indemnitor to make this Agreement valid and binding upon such Indemnitor, enforceable in accordance with its terms;

(b)       its execution of, and compliance with, this Agreement is in the ordinary course of business of such Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership, operating or trust agreement or other governing instrument of such Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which such Indemnitor or any Individual Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which such Indemnitor or any Individual Property is subject;

(c)       to the best of such Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the business, operations, financial condition, properties or assets of such Indemnitor, or in any material impairment of the right or ability of such Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of such Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of such Indemnitor contemplated herein, or which would be likely to impair materially the ability of such Indemnitor to perform under the terms of this Agreement;

-13-	Environmental Indemnity Agreement

(d)       it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)       to the best of such Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other Person, and no approval, authorization or consent of any other Person, that has not been obtained as of the execution hereof, is required in connection with this Agreement; and

(f)       this Agreement constitutes a valid, legal and binding obligation of such Indemnitor, enforceable against it in accordance with the terms hereof, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

15.       No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

16.       Notice of Legal Actions. Each party hereto shall, within five (5) Business Days of receipt thereof, give written notice to the other parties hereto of (i) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to the presence or potential presence of Hazardous Substances on, from or affecting any Individual Property in violation of applicable Environmental Laws, and (ii) any legal action brought against such party or related to any Individual Property, with respect to which Indemnitors may have liability under this Agreement. Such notice shall comply with the provisions of Section 17 hereof.

17.       Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 17. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Indemnitee:	Deutsche Bank AG, New York Branch
60 Wall Street, 10th Floor
New York, NY 10005
Attention: General Counsel
Facsimile No. (646) 736-5721

-14-	Environmental Indemnity Agreement

and to:	Deutsche Bank AG, New York Branch
60 Wall Street, 10th Floor
New York, NY 10005
Attention: Robert W. Pettinato, Jr.
Facsimile No. (212) 797-4489

and to:	Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention: Bonnie Neuman, Esq.
Facsimile No.: (212) 504-6666
E-mail: bonnie.neuman@cwt.com

If to Indemnitors:	c/o Hospitality Investors Trust, Inc.,
3950 University Drive
Fairfax, Virginia 22030
Attention: General Counsel

with a copy to:	Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Michael Weinberger, Esq.
Facsimile No. (212) 693-9649

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 17. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Indemnitee may also be given by Servicer.

18.       Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

19.       No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party or parties against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

-15-	Environmental Indemnity Agreement

20.       Headings, Etc. The headings and captions of various sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

21.       Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person constituting an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and permitted assigns of each Indemnitor, all of whom shall be bound by the provisions of this Agreement. Each reference herein to Indemnitee shall be deemed to include its successors and assigns; provided that no obligation of any Indemnitor may be assigned except in accordance with the Loan Agreement. This Agreement shall inure to the benefit of the Indemnified Parties and their respective successors, permitted assigns, heirs and legal representatives forever. The Indemnified Parties shall have the right to assign or transfer their rights under this Agreement in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Indemnitee (and the other Indemnified Parties) shall be entitled to all the benefits afforded to Indemnitee (and the other Indemnified Parties) under this Agreement. No Indemnitor shall have the right to assign or transfer its rights or obligations under this Agreement without the prior written consent of Indemnitee, unless otherwise permitted by the Loan Agreement, and any attempted assignment without such consent shall be null and void.

22.       Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

23.       Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Mortgage, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.

24.       Inapplicable Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

-16-	Environmental Indemnity Agreement

25.       Governing Law; Jurisdiction; Service of Process.

(a)       THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY EACH INDEMNITOR AND ACCEPTED BY INDEMNITEE IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION RELATED HERETO, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH INDEMNITOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND/OR THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)       ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST INDEMNITEE OR ANY INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY, AT INDEMNITEE’S OPTION, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH INDEMNITOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH INDEMNITOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH INDEMNITOR DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICE COMPANY

1180 AVENUE OF THE AMERICAS, SUITE 210

NEW YORK, NY 10036-84011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND EACH INDEMNITOR AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH INDEMNITOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH INDEMNITOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH INDEMNITOR (I) SHALL GIVE PROMPT NOTICE TO INDEMNITEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS AND WHICH SUBSTITUTE AGENT SHALL AT ALL TIMES BE THE SAME AGENT AS AUTHORIZED BY BORROWER UNDER THE LOAN AGREEMENT), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE INDEMNIFIED PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST INDEMNITORS IN ANY OTHER JURISDICTION.

-17-	Environmental Indemnity Agreement

26.       Miscellaneous.

(a)       Wherever pursuant to this Agreement (i) Indemnitee (or any other Indemnified Party) exercises any right given to it to approve or disapprove any matter, (ii) any arrangement or term is to be satisfactory to Indemnitee (or any other Indemnified Party), or (iii) any other decision or determination is to be made by Indemnitee (or any other Indemnified Party), the decision of Indemnitee (or such other Indemnified Party) to approve or disapprove such matter, all decisions that arrangements or terms are satisfactory or not satisfactory to Indemnitee (or such other Indemnified Party) and all other decisions and determinations made by Indemnitee (or such other Indemnified Party), shall be in the sole and absolute discretion of Indemnitee (or such other Indemnified Party) and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b)       Wherever pursuant to this Agreement it is provided that any Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable out-of-pocket legal fees and disbursements of Indemnitee and the other Indemnified Parties, whether incurred by retained outside law firms, or as reimbursements for the expenses of in-house legal staff, or otherwise.

27.       Joint and Several Liability. The obligations and liabilities of the Indemnitors hereunder are joint and several.

28.       Recitals. The recitals hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

29.       Unsecured Obligations.  Indemnitors hereby acknowledge that Indemnitee’s appraisal of the Properties is such that Indemnitee is not willing to accept the consequences of the inclusion of Indemnitors’ indemnity set forth herein among the obligations secured by the Mortgage and the other Loan Documents and that Indemnitee would not enter into the Loan Agreement but for the unsecured personal liability undertaken by Indemnitors herein.  Indemnitors further hereby acknowledge that even though the representations, warranties, covenants or agreements of Indemnitors contained herein may be identical or substantially similar to representations, warranties, covenants or agreements of Indemnitors set forth in the Loan Agreement and/or the Mortgage and secured thereby, the obligations of Indemnitors under this Agreement are not secured by the lien of the Mortgage or the security interests or other collateral described in the Mortgage or the other Loan Documents, it being the intent of Indemnitee to create separate obligations of Indemnitors hereunder which can be enforced against Indemnitors without regard to the existence of the Mortgage, the Loan Agreement or the other Loan Documents or the liens or security interests created therein.

[NO FURTHER TEXT ON THIS PAGE]

-18-	Environmental Indemnity Agreement

IN WITNESS WHEREOF, this Agreement has been executed by Indemnitors and is effective as of the day and year first above written.

INDEMNITORS:

HIT BALTIMORE, LLC, a Delaware limited
liability company

By:	/s/ Paul C. Hughes
	Name:	Paul C. Hughes
	Title:	General Counsel and Secretary

HIT PROVIDENCE, LLC, a Delaware limited
liability company

By:	/s/ Paul C. Hughes
	Name:	Paul C. Hughes
	Title:	General Counsel and Secretary

[SIGNATURES CONTINUE ON NEXT PAGE]

Environmental Indemnity Agreement

HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Hospitality Investors Trust, Inc., a
Maryland corporation, its general partner

By:	/s/ Paul C. Hughes
	Name:	Paul C. Hughes
	Title:	General Counsel and Secretary

HOSPITALITY INVESTORS TRUST, INC., a Maryland corporation

By:	/s/ Paul C. Hughes
	Name:	Paul C. Hughes
	Title:	General Counsel and Secretary

Environmental Indemnity Agreement

SCHEDULE I

BORROWER

1.	HIT Providence, LLC
2.	HIT Baltimore, LLC

Environmental Indemnity Agreement

SCHEDULE II

LIST OF ENVIRONMENTAL REPORTS

# PHASE I ENVIRONMENTAL SITE ASSESSMENT

*Prepared for:*

**Morgan Stanley Collateral Valuation Team**
**Morgan Stanley Bank, N.A. (MSBNA)**
**Morgan Stanley Mortgage Capital Holdings LLC (MSMCH)**
1585 Broadway, 25th Floor
New York, New York 10036
Kristin Sansone

**JPMORGAN CHASE BANK, N.A.**
10 South Dearborn Street, 12th Floor
Chicago, Illinois 60603
Christopher Kosonen

**Deutsche Bank Securities**
**Commercial Real Estate**
60 Wall Street, 10th Floor
New York, New York 10005

## Phase I Environmental Site Assessment

Courtyard Baltimore Downtown/Inner Harbor
1000 Aliceanna Street
Baltimore, Maryland 21202

**PREPARED BY:**
EMG
10461 Mill Run Circle, Suite 1100
Owings Mills, Maryland 21117
800.733.0660
www.EMGcorp.com

**EMG CONTACT:**
Heather Bell
Senior Environmental Consultant
800.733.0660. x6517
hlbell@emgcorp.com

**EMG Project Number:** 135582.18R000-089.135

**Date of Report:** March 28, 2019

**On Site Date:** November 26, 2018

Environmental Indemnity Agreement

# PHASE I ENVIRONMENTAL SITE ASSESSMENT

*Prepared for:*

**Morgan Stanley Collateral Valuation Team**
**Morgan Stanley Bank, N.A. (MSBNA)**
**Morgan Stanley Mortgage Capital Holdings LLC (MSMCH)**
1585 Broadway, 25th Floor
New York, New York 10036
Kristin Sansone

**JPMORGAN CHASE BANK, N.A.**
10 South Dearborn Street, 12th Floor
Chicago, Illinois 60603
Christopher Kosonen

**Deutsche Bank Securities**
**Commercial Real Estate**
60 Wall Street, 10th Floor
New York, New York 10005

**Phase I Environmental Site Assessment**
Courtyard Providence Downtown
32 Exchange Terrace
Providence, Rhode Island 02903

**PREPARED BY:**
EMG
10461 Mill Run Circle, Suite 1100
Owings Mills, Maryland 21117
800.733.0660
www.EMGcorp.com

**EMG CONTACT:**
Heather Bell
Senior Environmental Consultant
800.733.0660. x6517
hlbell@emgcorp.com

| EMG Project Number: | Date of Report: | On Site Date: |
|---|---|---|
| 135582.18R000-090.135 | March 28, 2019 | December 4, 2018 |

Environmental Indemnity Agreement